Exhibit 32.1

Certification

Pursuant to the requirement set forth in 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002, Michael J. Perdue and L. Bruce Mills, Jr. each hereby certify as follows:

1.	They are the duly appointed Chief Executive Officer and Chief Financial Officer, respectively, of Community Bancorp Inc., a Delaware Corporation (the “Company”).

2.	Based on their knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of this 11th day of March, 2005.

/s/ Michael J. Perdue
MICHAEL J. PERDUE
PRESIDENT AND CHIEF EXECUTIVE OFFICER

/s/ L. Bruce Mills, Jr.
L. BRUCE MILLS, JR.
SR. VICE PRESIDENT, CHIEF FINANCIAL OFFICER